UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way
Houston Texas		77070
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Noble Energy, Inc. (the "Company") hereby files this Amendment No. 1 to the Form 8-K filed by the Company on July 21, 2015 (the "Original 8-K") to include additional disclosure under Item 5.02 regarding the appointment of Mr. James E. Craddock to certain committees of the Company's board of directors (the “Board”).
Except for the following disclosure, this amendment does not modify or update any other disclosures contained in the Original 8-K. This amendment supplements and does not supersede the Original 8-K and, accordingly, should be read in conjunction with the Original 8-K.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director

On October 20, 2015, the Board appointed Mr. Craddock to the Company’s Corporate Governance and Nominating Committee, the Compensation Benefits and Stock Option Committee and the Environment, Health and Safety Committee, effective immediately as of such date. In addition, the Board determined that Mr. Craddock is independent for Board and committee purposes under the applicable standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: October 22, 2015	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Assistant Secretary